As filed with the Securities and Exchange Commission on November 18, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CINCINNATI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	31-0746871
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road
Fairfield, Ohio 45014-5141
(Address of Principal Executive Offices)

Cincinnati Financial Corporation 2024 Stock Compensation Plan

(Full Title of the Plans)

Thomas C. Hogan, Esq.
Executive Vice President, Chief Legal Counsel and Corporate Secretary
6200 S. Gilmore Road
Fairfield, Ohio 45014-5141
(513) 603-5786

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Amy M. Shepherd, Esq.
Baker & Hostetler LLP
200 Civic Center Drive, Suite 1200
Columbus, Ohio 43215
Telephone: (614) 462-4712

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Cincinnati Financial Corporation is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on April 25, 2024;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on July 25, 2024;

(d)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on October 24, 2024

(e)	The Company’s Current Report on Form 8-K, filed with the SEC on September 13, 2024;

(f)	The Company’s Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held on May 4, 2024, filed with the SEC on March 20, 2024; and

(g)	The description of the Registrant’s common stock set forth in Exhibit 4.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at its request as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person is determined under the procedure described in the Section to have (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (b) had no reasonable cause to believe the conduct was unlawful in the case of any criminal action or proceeding. However, with respect to expenses actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification is to be made (i) in respect of any claim, issue, or matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless, and only to the extent that, it is determined by the court upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, or (ii) in respect of any action or suit in which the only liability asserted against a director is in connection with the alleged making of an unlawful loan, dividend or distribution of corporate assets. The Section also provides that such person shall be indemnified against expenses actually and reasonably incurred by the person to the extent successful in defense of the actions referred to above, or in defense of any claim, issue, or matter therein.

The Company’s Amended and Restated Articles of Incorporation provide for the indemnification of officers and directors of the Registrant to the fullest extent permitted by law. The above is a general summary of certain provisions of the Ohio Revised Code and is subject in all cases to the specific provisions thereof.

The Company maintains an insurance policy covering its directors and officers against certain civil liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number	Exhibit Description

3.1	Amended and Restated Articles of Incorporation of Cincinnati Financial Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017)

3.2	Amended and Restated Code of Regulations of Cincinnati Financial Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 9, 2023)

5.1	Opinion of Baker & Hostetler LLP

10.1	Cincinnati Financial Corporation 2024 Stock Compensation Plan

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

107	Filing Fee Table

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 15, 2024.

CINCINNATI FINANCIAL CORPORATION

By:	/s/ Stephen M. Spray
Stephen M. Spray
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen M. Spray, Michael J. Sewell and Thomas C. Hogan, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Position	Date

/s/ Stephen M. Spray	President, Chief Executive Officer and Director (principal executive officer)	November 15, 2024
Stephen M. Spray

/s/ Michael J. Sewell, CPA	Chief Financial Officer, Executive Vice President and Treasurer (principal financial and accounting officer)	November 15, 2024
Michael J. Sewell, CPA

/s/ Nancy C. Benacci	Director	November 15, 2024
Nancy C. Benacci

/s/ Linda W. Clement-Holmes	Director	November 15, 2024
Linda W. Clement-Holmes

/s/ Dirk J. Debbink	Director	November 15, 2024
Dirk J. Debbink

/s/ Steven J. Johnston	Director and Chairman	November 15, 2024
Steven J. Johnston

/s/ Jill P. Meyer	Director	November 15, 2024
Jill P. Meyer

/s/ David P. Osborn	Director	November 15, 2024
David P. Osborn

/s/ Gretchen W. Schar	Director	November 15, 2024
Gretchen W. Schar

/s/ Charles O. Schiff	Director	November 15, 2024
Charles O. Schiff

/s/ Douglas S. Skidmore	Director	November 15, 2024
Douglas S. Skidmore

/s/ John F. Steele, Jr.	Director	November 15, 2024
John F. Steele, Jr.

/s/ Larry R. Webb	Director	November 15, 2024
Larry R. Webb

/s/ Cheng-sheng Peter Wu	Director	November 15, 2024
Cheng-sheng Peter Wu